Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MeridianLink, Inc.
Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258206) of MeridianLink, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California
March 10, 2022